EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES SECOND QUARTER RESULTS

Wabash, IN (July 29, 2005) Escalade, Incorporated (NASDAQ: ESCA) announced today that net income for the second quarter increased 15% to $2,255,000 or $0.17 per share versus $0.15 per share in the year ago comparable quarter, bringing first half net income up 34% to $3,409,000 or $0.26 per share versus $0.20 per share last year, all due to the turnaround of office products. Net sales declined 10% to $47,551,000 for the quarter, bringing year to date sales to $77,333,000, also a 10% decline.

Escalade Sports' net sales declined 4% to $28,569,000 for the quarter, bringing the seasonally slow first half to $42,590,000, a 5% decline. The first half of 2004 was the beneficiary of one time sales gains as some customers increased their inventories and bought earlier. Sporting goods net income was off 7% for the quarter, due to the lower sales. Mr. Messmer, President of Escalade Sports, stated that "Our largest customer has implemented a new strategy to enhance their profitability that is centered around product line reductions, margin increases, and reduced promotions that will result in a significant decrease in our net sales to that customer this year. Our efforts over the recent years to create growth by diversifying our product lines and customer base, along with the recent Childlife acquisition, will result in increased sales in some segments that will partially offset this. For the full year, we expect that sporting goods revenues will be somewhat lower than last year, however, profitability should be flat to slightly up." The Company also announced the construction of a new manufacturing facility in Reynosa, Mexico, that should be in operation in the first quarter of 2006 that will provide a second location in Mexico with the advantage of close proximity to low cost raw materials, labor, and a more centralized distribution point.

Net income at Martin Yale (office/graphic arts products) increased 76% for the quarter and is up 148% over the prior year as the Company begins to reap the efforts of two years of cost cutting, facility consolidation, product rationalization, and management reorganization. Net income has also been helped by lower effective tax rates as the Company continues to build profitability in Europe where it can utilize tax loss carry forwards. Net sales were off 17% for the quarter to $18,982,000 and are off 16% year to date at $34,743,000 due primarily to product rationalization, discontinued business with unprofitable customers, and a temporary supply disruption of shredders that was resolved early in the second quarter. Mr. Reed, President and CEO of Escalade, stated, "We continue to cut costs and consolidate in Europe, however, our main focus is now shifting to product development and innovation, strategic planning, and further bolstering the management team for future growth. We expect continued profitability from Martin Yale throughout the balance of the year."

Mr. Reed also stated: "We continue to look for other means of utilizing our strong balance sheet to further enhance shareholder value, including the continued review of acquisition opportunities."

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen, Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

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

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited, In Thousands Except Per Share Amounts)

                                              Three Months Ended           Six Months Ended          Twelve Months Ended
                                           ------------------------    ------------------------    ------------------------
                                            09 July       10 July       09 July       10 July       09 July       10 July
                                              2005          2004          2005          2004          2005          2004
                                           ----------    ----------    ----------    ----------    ----------    ----------
NET SALES ..............................   $   47,551    $   52,516    $   77,333    $   86,174    $  210,838    $  225,119

OPERATING  EXPENSES
      Cost of goods sold ...............       32,348        37,125        53,207        61,643       149,954       163,827
      Selling and administrative .......       11,304        12,088        18,479        19,736        40,784        40,301
      Restructuring ....................           --            --            --            --         2,366            --
      Impairment of goodwill ...........           --            --            --            --         1,312            --
                                           ----------    ----------    ----------    ----------    ----------    ----------

OPERATING INCOME .......................        3,899         3,303         5,647         4,795        16,422        20,991

OTHER INCOME (EXPENSE)
      Interest expense .................         (494)         (573)         (780)         (938)       (1,614)       (2,121)
      Other income (expense) ...........          162           319           407           301           125         2,847
                                           ----------    ----------    ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES .............        3,567         3,049         5,274         4,158        14,933        21,717

PROVISION FOR INCOME TAXES .............       (1,312)       (1,096)       (1,865)       (1,607)       (6,248)       (6,577)
                                           ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME .............................   $    2,255    $    1,953    $    3,409    $    2,551    $    8,685    $   15,140
                                           ==========    ==========    ==========    ==========    ==========    ==========

PER SHARE DATA
      Basic earnings per share .........   $     0.17    $     0.15    $     0.26    $     0.20    $     0.64    $     1.18
                                           ==========    ==========    ==========    ==========    ==========    ==========
      Diluted earnings per share .......   $     0.17    $     0.15    $     0.26    $     0.19    $     0.63    $     1.15
                                           ==========    ==========    ==========    ==========    ==========    ==========
      Average shares outstanding .......       13,069        13,018        13,064        12,949        13,051        12,884



CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited, In Thousands)
                                                  09 July 2005       10 July 2004     25 December 2004
                                                ----------------   ----------------   ----------------
ASSETS
     Current assets .........................   $         78,135   $         81,674   $         83,402
     Property, Plant & Equipment - net ......             14,660             16,370             16,498
     Other assets ...........................             15,432             16,661             17,311
     Goodwill ...............................             17,208             18,715             17,888
                                                ----------------   ----------------   ----------------
        Total ...............................   $        125,435   $        133,420   $        135,099
                                                ================   ================   ================

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities ....................   $         29,195   $         42,851   $         47,606
     Other liabilities ......................             28,417             28,520             17,515
     Stockholders' equity ...................             67,823             62,049             69,978
                                                ----------------   ----------------   ----------------
        Total ...............................   $        125,435   $        133,420   $        135,099
                                                ================   ================   ================

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.

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